Exhibit 3.1

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MIDSOUTH BANCORP, INC.

MidSouth Bancorp, Inc., a Louisiana corporation (the “Corporation”), pursuant to the provisions of the Louisiana Business Corporation Law, La.R.S. 12:31 et seq., acting through its undersigned President and Chief Executive Officer, does hereby certify that:

FIRST: On May 26, 2010, at an annual meeting of shareholders at which 7,991,219 of the 9,723,268 shares of common stock, par value $0.10 per share, of the Corporation, having one vote per share, entitled to vote were present or represented at the meeting, the holders of 82.19% of the voting power of the Corporation present or represented at the meeting, by a vote of 7,181,432 shares of Common Stock for, 790,185 shares against and 19,602 shares abstaining, adopted a resolution to amend the Amended and Restated Articles of Incorporation of the Corporation, as set forth in paragraph SECOND below.

SECOND: Subpart A of Article III of the Amended and Restated Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

“A. Authorized Stock. The Corporation shall have the authority to issue 35,000,000 shares of capital stock, of which 30,000,000 shares shall be Common Stock, $0.10 par value per share, and 5,000,000 shares shall be Preferred Stock, no par value per share.”

IN WITNESS WHEREOF, these Articles of Amendment to the Amended and Restated Articles of Incorporation are executed in the Corporation’s behalf on this 26th day of May, 2010.

MIDSOUTH BANCORP, INC.

By:	/s/ C.R. Cloutier
Name: Title:	C.R. Cloutier President and Chief Executive Officer

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, the undersigned authority, personally appeared C.R. Cloutier, to me known to be the President and Chief Executive Officer of MidSouth Bancorp, Inc. and the person who executed the foregoing Articles of Amendment to the Amended and Restated Articles of Incorporation in such capacity, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses that he was authorized to and did execute that instrument in such capacity for the said corporation, as his and its free act and deed.

IN WITNESS WHEREOF, the appearer and witnesses and I have hereunto affixed our signatures on this 26th day of May, 2010.

WITNESSES:

Signature:	/s/ Shaleen B. Pellerin			/s/ C.R. Cloutier
C.R. Cloutier
Print Name:	Shaleen B. Pellerin

Signature:	/s/ Sally D. Gary

Print Name:	Sally D. Gary

/s/ Jay Angelle
Notary Public

		Print Name:	Jay Angelle

		Notary or Bar Roll #:	22231

		Commission Expires:	At death